UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2017

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 1st Street SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of My E. Chung as President and Chief Executive Officer and as Member of the Board of Directors; Appointment of Scott A Graeff as President and Chief Executive Officer and as a Member of the Board of Directors
Effective as of October 23, 2017, My E. Chung retired from his position as the President and Chief Executive Officer of Luna Innovations Incorporated (the “Company”) and as a member of the Company’s board of directors (the “Board”). In connection with Mr. Chung’s retirement, on October 23, 2017, the Company and Mr. Chung entered into a Separation Agreement (the “Separation Agreement”). The Separation Agreement provides that (a) Mr. Chung will as severance an amount equal to twelve months of his base salary and an amount equal to his target annual bonus, (b) a portion of Mr. Chung’s outstanding and unvested restricted stock immediately vested, representing 12 months of accelerated vesting (the remainder of Mr. Chung’s unvested awards terminated upon his retirement), (c) Mr. Chung will receive a payment of all accrued and unpaid salary, vacation and earned but unpaid bonus for 2017, (d) Mr. Chung will receive a payment equal to the value of any unvested 401(k) match amount, and (e) the Company will pay Mr. Chung’s COBRA premiums until the earliest of October 23, 2018, the expiration of eligibility for COBRA or the date when Mr. Chung is eligible for coverage in connection with new employment. The Separation Agreement contains a release and certain restrictive covenants that are binding upon Mr. Chung.
The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.
In connection with Mr. Chung’s retirement, effective as of October 23, 2017, the Board appointed Scott A. Graeff as the Company’s President and Chief Executive Officer, and as a Class III member of the Board to serve until the 2018 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Graeff will also serve as the Company’s principal operating officer.
There is no arrangement or understanding between Mr. Graeff and any other person pursuant to which he was selected as an officer or director of the Company, and there is no family relationship between Mr. Graeff and any of the Company’s other directors or executive officers. Additional information about Mr. Graeff is set forth below:
Scott A. Graeff, age 51, has served as the Company’s Chief Strategy Officer since July 2012, the Company’s Treasurer since July 2005, and the Company’s Secretary since May 2015. He previously served as the Company’s Chief Commercialization Officer from May 2010 to July 2012. He also served as the Company’s interim Chief Financial Officer during the period from August 2010 to April 2011. He previously served as the Company’s Chief Operating Officer from March 2009 to May 2010, as the Company’s Chief Commercialization Officer from August 2006 to March 2009, and as the Company’s Chief Financial Officer and Executive Vice President, Corporate Development, from July 2005 to August 2006. Mr. Graeff was also a member of the Board from August 2005 until March 2006. From 1999 to 2001, Mr. Graeff served as Chief Financial Officer of Liquidity Link, a software development company. From 2001 to 2002, Mr. Graeff served as President and Chief Financial Officer of Autumn Investments. From 2002 until 2005, Mr. Graeff served as a Managing Director for Gryphon Capital Partners, a venture capital investment group. From 2003 until July 2005, Mr. Graeff also served as the Acting Chief Financial Officer of Luna Technologies, Inc., which was acquired by the Company in September 2005. Mr. Graeff holds a B.S. degree in commerce from the University of Virginia.
Item 7.01. Regulation FD Disclosure.
On October 23, 2017, the Company issued a press release announcing the retirement of Mr. Chung and the appointment of Mr. Graeff as the President and Chief Executive Officer and a director of the Company. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

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Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press release, dated October 23, 2017, titled “Scott A. Graeff Named President and CEO of Luna Innovations”

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: October 23, 2017

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